                                                                    Exhibit 11.1
                                                                    ------------


                             THOUSAND TRAILS, INC.
               STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS
                   (DOLLARS AND COMMON SHARES IN THOUSANDS)



                                                                  Year Ended     Year Ended     Year Ended
                                                                    June 30,       June 30,       June 30,
                                                                     1997           1996           1995
                                                                  ----------     ----------     ----------
                                                                                  (Restated)    (Restated)
PRIMARY:

Weighted average number of common shares outstanding                 7,222          3,703           3,703
Weighted average common stock equivalents                              436            ---             ---
                                                                    ------         ------        --------
Weighted average number of common shares outstanding                 7,658          3,703           3,703
                                                                    ======         ======        ========

Income (loss) before extraordinary item                             $6,799         $ (281)       $(11,828)
Extraordinary item                                                     ---          1,390             ---
                                                                    ------         ------        --------
Net income (loss) allocable to common shareholders                  $6,799         $1,109        $(11,828)
                                                                    ======         ======        ========

Income (loss) before extraordinary item                             $  .89         $ (.08)       $  (3.19)
Extraordinary item                                                     ---            .38             ---
                                                                    ------         ------        --------
Primary net income (loss) per common share                          $  .89         $  .30        $  (3.19)
                                                                    ======         ======        ========

FULLY DILUTED:

Weighted average number of common shares outstanding                 7,222          3,703           3,703
Weighted average common stock equivalents                              344            ---             ---
                                                                    ------         ------        --------
Weighted average number of common shares outstanding                 7,566          3,703           3,703
                                                                    ======         ======        ========

Income (loss) before extraordinary item                             $6,799         $ (281)       $(11,828)
Extraordinary item                                                     ---          1,390             ---
                                                                    ------         ------        --------
Net income (loss) allocable to common shareholders                  $6,799         $1,109        $(11,828)
                                                                    ======         ======        ========

Income (loss) before extraordinary item                             $  .89         $ (.08)       $  (3.19)
Extraordinary item                                                     ---           0.38             ---
                                                                    ------         ------        --------
Fully diluted net income (loss) per common share                    $  .89         $  .30        $  (3.19)
                                                                    ======         ======        ========


   Note that the calculation of per share earnings for the years ended June 30, 1996 and 1995, have been restated to reflect the change in accounting method adopted by the Company in fiscal 1997 to recognize revenue from the sale of campground memberships that do not convey a deeded interest in real estate on a straight-line basis over the expected life of the memberships sold.

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